Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

January 30, 2019

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Hercules Capital, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) 6,700,000 shares (the “Employee Plan Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Employee Plan”) and (ii) 300,000 shares (together with the Employee Plan Shares, the “Shares”) of Common Stock pursuant to the Hercules Capital, Inc. 2018 Non-Employee Director Plan (the “Director Plan,” and together with the Employee Plan, the “Plans”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and we express no opinion herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Plans;

(iv)	the Articles of Amendment and Restatement of the Company, dated as of June 8, 2005 (the “Articles of Amendment and Restatement”);

(v)	the Articles of Amendment of the Company dated as of March 8, 2007 (“Amendment 1”);

(vi)	the Articles of Amendment of the Company dated as of April 6, 2011 (“Amendment 2”);

(vii)	the Articles of Amendment of the Company dated as of April 6, 2015 (“Amendment 3”);

(viii)

the Articles of Amendment of the Company dated as of February 23, 2016 (“Amendment 4,” collectively, with Amendment 1, Amendment 2, Amendment 3 and the Articles of Amendment and Restatement, the “Articles”);

(ix)	the Amended and Restated Bylaws of the Company dated as of February 25, 2016;

(x)	a certificate of good standing with respect to the Company issued by the State Department of Assessments and Taxation of Maryland as of a recent date; and

(xi)

resolutions approved by the Company’s board of directors relating to the authorization and approval of the preparation and filing of the Registration Statement and the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement and the Plans.

As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Shares may be issued and sold, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the Investment Company Act of 1940, as amended, or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP